Exhibit 99.1

UCG, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

UCG, INC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of UCG, Inc and its subsidiary (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the consolidated financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2019, the Company has incurred accumulated deficit of $621,420 and negative operating cash flows. These factor among others, as discussed in Note 1B to the consolidated financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1B to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of’ these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Halperin Ilanit.

Certified Public Accountants (Isr.)

Tel Aviv, Israel

July 30, 2020

We have served as the Company’s auditor since 2020

F-2

UCG, INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars except share and per share data)

	December 31,	December 31,
	2019	2018
A s s e t s
Current Assets
Cash and cash equivalents	359,461	23,149
Accounts receivable, net	6,448	10,351
Other current assets (Note 3)	213,011	64,811
Total Current assets	578,920	98,311

Right Of Use asset arising from operating lease	24,034	45,478

Property and Equipment, Net (note 4)	17,225	28,804
Total assets	620,179	172,593

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	31,369	7,112
Other accounts liabilities (Note 5)	73,452	90,165
Total current liabilities	104,821	97,277

Liability for employee rights upon retirement	41,846	17,436

Total liabilities	146,667	114,713

Stockholders’ Equity (Note 7)
Common stocks of US$ 0.0001 par value each (“Common Stocks”): 1,000,000 shares authorized as of December 31, 2019 and 2018; issued and outstanding 372,500 and 280,000 shares as of December 31, 2019 and 2018, respectively.	37	28
Additional paid-in capital	1,095,610	271,069
Foreign currency translation adjustments	(715)	(5,723)
Accumulated deficit	(621,420)	(207,494)
Total stockholders’ equity	473,512	57,880
Total liabilities and stockholders’ equity	620,179	172,593

The accompanying notes are an integral part of the consolidated financial statements.

F-3

UCG, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(U.S. dollars except share and per share data)

	Year ended
	December 31
	2019	2018

Revenues	103,955	140,713

Research and development expenses (Note 8)	(263,534)	(209,232)
General and administrative expenses (Note 9)	(226,537)	(138,380)
Operating loss	(386,116)	(206,899)
Financing expenses, net	(27,810)	(595)
Net loss	(413,926)	(207,494)

Other comprehensive loss - Foreign currency gain (loss)	5,008	(5,723)
Comprehensive loss	(408,918)	(213,217)

Loss per share (basic and diluted) (Note 11)	(1.27)	(1.25)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

UCG, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(U.S. dollars, except share and per share data)

	Number of Shares	Amount	Additional paid-in capital	Foreign currency translation adjustments	Accumulated deficit	Total Company’s stockholders’ equity

BALANCE AT JANUARY 1, 2018	1,000	-	-	-	-	-
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2018:
Issuance of shares for cash	279,000	28	271,069	-	-	271,097
Foreign currency translation adjustments	-	-	-	(5,723)	-	(5,723)
Comprehensive loss for the year	-	-	-	-	(207,494)	(207,494)
BALANCE AT DECEMBER 31, 2018	280,000	28	271,069	(5,723)	(207,494)	57,880
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2019:
Issuance of shares for cash	92,500	9	824,541	-	-	824,550
Foreign currency translation adjustments	-	-	-	5,008	-	5,008
Comprehensive loss for the year	-	-	-	-	(413,926)	(413,926)
BALANCE AT DECEMBER 31, 2019	372,500	37	1,095,610	(715)	(621,420)	473,512

The accompanying notes are an integral part of the consolidated financial statements.

F-5

UCG, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars)

	Year ended
	December 31
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the period	(413,926)	(207,494)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation and amortization	39,754	37,424
Increase in liability for employee rights upon retirement	23,417	2,670
Decrease in accounts receivable	4,493	2,305
Increase in other current assets	(10,544)	(24,280)
Increase (decrease) in accounts payable	23,852	(13,719)
Increase (decrease) in other accounts liabilities	10,032	21,101
Net cash used in operating activities	(322,922)	(181,993)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in the balance of related parties	(131,937)	(75,214)
Purchase of Property and Equipment	(4,141)	(23,332)
Net cash used in investing activities	(136,078)	(98,546)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of lease liability	(27,919)	(26,414)
Proceeds from convertible loans	824,550	271,097
Net cash provided by financing activities	796,631	244,683

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1,319)	4,115

INCREASE IN CASH AND CASH EQUIVALENTS	336,312	(31,741)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	23,149	54,891

CASH AND CASH EQUIVALENTS AT END OF YEAR	359,461	23,149

	Year ended
	December 31
	2019	2018
Supplemental disclosure of cash flow information:
Non cash transactions:
Asset against lease liability	-	68,217

The accompanying notes are an integral part of the consolidated financial statements.

F-6

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

A.	Operations

UCG, INC. (the “Company”) was incorporated on September 13, 2017, under the laws of the State of Florida. The Company wholly-owns the issued and outstanding shares of RNA Ltd (Hereinafter: “RNA”) (collectively, the “Group”).

RNA is primarily a research and development company that has been performing software design work for the Company in the field of cybersecurity under the terms of development agreement between the Company and RNA. The Company is primarily engaged in the marketing and distribution of cybersecurity related products.

In anticipation of the transaction contemplated under the Merger Agreement, SG 77 Inc. a Delaware Corporation and a wholly-owned subsidiary of the Company (“SG”), was incorporated on April 16, 2020 and all of the cybersecurity rights and interests held by the Company, including the share ownership of RNA, were assigned to SG.

On April 27, 2020, the Company completed a reverse triangular merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among World Health Energy Holdings, Inc., (“WHEN”), R2GA, Inc., a Delaware corporation and a wholly owned subsidiary of WHEN (“Sub”), the Company, SG, and RNA. Under the terms of the Merger Agreement, R2GA merged with SG, with SG remaining as the surviving corporation and a wholly-owned subsidiary of the WHEN (the “Merger”). The Merger was effective as of April 27, 2020 whereby SG became a direct and wholly owned subsidiary of WHEN and RNA indirect wholly owned subsidiary of the Company. Each of Gaya Rozensweig and George Baumeohl, directors of the Company, are also the sole shareholders and directors of the Company.

As consideration for the Merger, WHEN issued to UCG 3,870,000 Series B Convertible Preferred Stock, par value $0.0007 per share, of WHEN (the “Series B Preferred Shares”). Each share of the Series B Preferred Shares will automatically convert into 100,000 shares of WHEN’s common stock, par value $0.0007 (the “Common Stock”), for an aggregate amount of 387,000,000,000 shares of WHEN’s Common Stock, upon the filing with the Secretary of State of Delaware of an amendment to WHEN’s certificate of incorporation increasing the number of authorized shares of Common Stock that the Company is authorized to issue from time to time.

B.	Going concern uncertainty

Since inception, the Group has devoted substantially all its efforts to research and development. The Group is still in its development stage and the extent of the Group’s future operating losses and the timing of becoming profitable, if ever, are uncertain. As of December 31, 2019, the Group had $359,461 in cash and cash equivalents, net losses of $413,926 and accumulated deficit of $621,420.

The Group will need to secure additional capital in the future in order to meet its anticipated liquidity needs primarily through the sale of additional Common Stock or other equity securities and/or debt financing. Funds from these sources may not be available to the Company on acceptable terms, if at all, and the Company cannot give assurance that it will be successful in securing such additional capital.

These conditions raise substantial doubt about the Group’s ability to continue to operate as a “going concern.” The Group’s ability to continue operating as a going concern is dependent on several factors, among them is the ability to raise sufficient additional funding.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-7

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL (continue)

C.	Risk factors

The Group face a number of risks, including uncertainties regarding finalization of the development process, demand and market acceptance of the Group’s products, the effects of technological changes, competition and the development of products by competitors. Additionally, other risk factors also exist, such as the ability to manage growth and the effect of planned expansion of operations on the Group’s future results.  In addition, the Group expects to continue incurring significant operating costs and losses in connection with the development of its products and increased marketing efforts. As mentioned above, the Group has not yet generated significant revenues from its operations to fund its activities, and therefore the continuance of its activities as a going concern depends on the receipt of additional funding from its current stockholders and investors or from third parties.

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

A.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the going concern assumptions.

B.	Functional currency

The functional currency of the Company is the U.S. dollar (“$” or “dollar”), which is the currency of the primary economic environment in which the operations of the Company are conducted.

The functional currency of its foreign subsidiary is the New Israeli Shekel (“NIS”).

The financial statements of the subsidiary were translated into dollars in accordance with the relevant standards of the Financial Accounting Standards Board (“FASB”). Accordingly, assets and liabilities were translated from NIS to dollar using year-end exchange rates and income and expense items were translated at average exchange rates during the year.

Gains or losses resulting from translation adjustments are reflected in stockholders’ deficit, under “accumulated other comprehensive income (loss)”.

Balances denominated in, or linked to foreign currency are stated on the basis of the exchange rates prevailing at the balance sheet date.

	As of	As of
	December 31, 2019	December 31, 2018
Official exchange rate of NIS 1 to U.S. dollar	0.289	0.267

F-8

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

C.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

D.	Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

E.	Accounts receivables

Accounts receivables are stated at their net realizable value. The allowance against gross accounts receivables reflects the best estimate of losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information. As of December 31, 2019, and 2018, an allowance for doubtful debts in the amount of $19,169 and $17,936, respectively, is reflected in net accounts receivables. Accounts receivables are written off after all reasonable means to collect the full amount have been exhausted.

F.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

2.	Rates of depreciation:

%

Furniture and office equipment	6-15
Computers	33

G.	Impairment of long-lived assets

The Group’s long-lived assets are reviewed for impairment in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. During the years ended December 31, 2019 and 2018, the Company did no incurred impairment losses.

F-9

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

H.	Deferred income taxes

The Group accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Group accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its fiscal 2019 and 2018 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

I.	Liability for employee rights upon retirement

RNA’s liability for employee rights upon retirement with respect to its Israeli employees is calculated, pursuant to Israeli severance pay law, based on the most recent salary of each employee multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment, or a portion thereof.

Severance expenses for the years ended December 31, 2019 and 2018, amounted to $23,417 and $2,670, respectively.

J.	Revenue recognition

Revenues from the Company’s services are recognized as the services are provided.

The Company generates revenues from services and from licensing the rights to use its software products.

K.	Research and development expenses

Research and development expenses are charged to operations as incurred.

F-10

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

L.	Basic and diluted loss per ordinary share

Basic loss per ordinary share is computed by dividing the loss for the period applicable to ordinary shareholders, by the weighted average number of shares of common stock outstanding during the period. Securities that may participate in dividends with the shares of common stock (such as the convertible preferred) are considered in the computation of basic loss per share under the two class method. However, in periods of net loss, only the convertible preferred shares are considered, since such shares have a contractual obligation to share in the losses of the Company.

In computing diluted loss per share, basic loss per share is adjusted to reflect the potential dilution that could occur upon the exercise of potential shares. Accordingly, in periods of net loss, no potential shares are considered.

M.	Fair Value Measurements

The Company measures and discloses fair value in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date

Level 2 – pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 – pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Level 3 inputs are considered as the lowest priority within the fair value hierarchy.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents is based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other short term monetary assets and liabilities are estimated to be equal to their fair value due to the short-term nature of these instruments.

F-11

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

N.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents as well as certain other current assets that do not amount to a significant amount. Cash and cash equivalents, which are primarily held in Dollars and New Israeli Shekels, are deposited with major banks in Israel and United States. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments. The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

O.	Contingencies

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

P.	New Accounting Pronouncements Adopted in Fiscal Year 2019

Recently adopted accounting pronouncements

Update No. 2016-02 (Topic 842) “Leases”. Topic 842 supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, “Leases”. Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. ASU No. 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. In July 2018, the FASB issued amendments in ASU 2018-11, which provide a transition election to not restate comparative periods for the effects of applying the new standard. This transition election permits entities to change the date of initial application to the beginning of the earliest comparative period presented, or retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. This standard is effective for interim and annual periods in fiscal years beginning after December 15, 2020, and early adoption is permitted. The Company are currently assessing the timing and impacts of adopting this standard and do not expect it to have a material impact on the Company.

F-12

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 3 – OTHER CURRENT ASSETS

	December 31,
	2019	2018

Government Institutions	16,921	10,940
Related parties	176,803	40,530
Loan to employees	9,509	-
Other debit balances	9,778	13,341
	213,011	64,811

NOTE 4 – PROPERTY AND EQUIPMENT, NET

	December 31,
	2019	2018

Computers	43,594	40,338
Furniture and office equipment	7,745	6,810
	51,339	47,148
Less - accumulated depreciation	(34,114)	(18,344)
Total property and equipment, net	17,225	28,804

In the years ended December 31, 2019 and 2018, depreciation expenses amounted to US$ 15,720 and US$ 14,685 respectively, and additional property and equipment were purchased in an amount of US$ 4,141 and US$ 23,332, respectively.

NOTE 5 – OTHER ACCOUNTS LIABILITIES

	December 31,
	2019	2018

Employees and related institutions	51,128	35,730
Deferred revenues	6,842	9,039
Right Of Use liability arising from operating lease	6,068	35,904
Advances from customers and other balances	9,414	9,492
	73,452	90,165

F-13

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMITMENTS

The Company and its subsidiary currently lease office space at Ramat Gan, Israel under a short-term operating lease agreement which ended on December 31, 2019 with an option to extend the agreement with additional year ended at December 4, 2020 the Company extended the lease. In addition, the Company and its subsidiary currently lease additional office space at Ramat Gan, Israel under a short-term operating lease agreement ends at December 30, 2020 with no option to extend the agreement.

During the years 2019 and 2018, the Company paid an annual rent of $27,920, under the above agreement.

NOTE 7 – SHAREHOLDERS’ EQUITY

Description of the rights attached to the Shares in the Company:

Common stock:

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of the Company’s common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of the directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Transactions :

Upon inception, the Company issued 1,000 shares of common stock to its shareholder.

Pursuant to the terms of Joint venture agreement entered  into on May 14, 2018, as subsequently modified, among the Company  Gaya Rozensweig (“Gaya”) and George Baumoehl (“George”; together with Gaya, the “Shareholders” and individually a “Shareholder”), Gaya transferred to UCG Certain intellectual property and knowhow and George committed to transfer to the Company $2,200,000 as an equity investment (the “Investment Commitment”), in consideration of which the Company issued to each of George and Gaya shares of common stock shares in the Company in the following tranches: (i) on May 14, 2018 Gaya was issued 249,000 shares of Common Stock; (ii) During 2018 George was issued 30,000 shares of Common Stock against $271,072 of the Investment Commitment remitted through such date and (iii) During 2019 an additional 92,500 shares of Common Stock were issued against an additional $824,550 of the Investment Commitment remitted during 2019.

On January 26, 2020, George agreed to remit to the Company the balance of the equity investment commitment then owing of $1,044,000 by September 30, 2020. As of July 29, 2020, George has remitted to the Company an aggregate of approximately $209,000 of the investment commitment amount.

F-14

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 8 – RESEARCH AND DEVELOPMENT EXPENSES

	Year ended December 31
	2019	2018

Salaries and related expenses	129,811	66,486
Professional fees and other development costs	63,086	87,476
Depreciation and amortization	33,899	31,733
Vehicle maintenance	16,685	7,566
Rent and office maintenance	20,053	15,971
	263,534	209,232

NOTE 9 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2019	2018

Salaries and related expenses	107,144	73,284
Professional services	33,288	7,506
Rent and office maintenance	5,013	3,541
Office expenses	18,618	11,375
Depreciation and amortization	5,855	5,691
Advertising	46,151	1,752
Doubtful debts	1,233	17,936
Other	9,235	17,295
	226,537	138,380

F-15

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 10 – INCOME TAX

US resident companies are taxed on their worldwide income for corporate income tax purposes at a statutory rate of 21% this reflect certain effects of the Act which includes a reduction in the corporate tax rate from 35% to 21% as well as other changes. No further taxes are payable on this profit unless that profit is distributed. If certain conditions are met, income derived from foreign subsidiaries is tax exempt in the US under applicable tax treaties to avoid double taxation.

Taxable income of Israeli company was subject to tax at the rates as follows:

A.	On July 30, 2013, the Israeli parliament approved the Law for the Change in National Priorities (Legislative Amendments to Achieve Budgetary Goals for 2013 and 2014) – 2013 (hereinafter – the “Law for the Change in National Priorities”), which, among other things increased the standard Israeli corporate income tax rate from 25% to 26.5% effective as of January 1, 2014.

On January 4, 2016, the Israeli parliament passed the Law for Amendment of the Income Tax Ordinance No. 216, which, among other things reduced the standard Israeli corporate income tax rate from 26.5% to 25% effective as of January 2016.

In December 2016, the Israeli parliament passed the Economic Efficiency Law (Legislative Amendments to Achieve Budget Targets for the 2017 and 2018 Budget), which set a further reduction of corporate tax from 25% to 23%. The provisions of the law included a Temporary Order stipulate that the corporate tax rate in 2017 will be 24%. As a result, the corporate tax rate that will apply in 2017 will be 24% and the corporate tax rate that will take effect from 2018 onwards will be 23%

The Company and RNA has not received final tax assessments since its inception.

As of December 31, 2019, the RNA has carryforward losses for tax purposes of approximately $500,000, which can be offset against future taxable income, if any.

B.	The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

	Year ended December 31
	2019	2018

Pretax loss	413,926	207,494
Federal tax rate	21%	21%
Income tax computed at the ordinary tax rate	86,924	43,574
Non-deductible expenses	(19,615)	(9,289)
Tax in respect of differences in corporate tax rates	(8,279)	(4,150)
Losses and timing differences in respect of which no deferred taxes were generated	(59,030)	(30,135)
	-	-

F-16

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 10 – INCOME TAX (continue)

C.	Deferred taxes result primarily from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Significant components of the Company’s future tax assets are as follows:

	Year ended December 31
	2019	2018
Composition of deferred tax assets:

Provision for employee related obligation	13,674	7,001
Allowance for doubtful accounts	4,025	3,767
Non capital loss carry forwards	85,711	25,772
Valuation allowance	(103,410)	(15,004)
	-	-

NOTE 11 – LOSS PER ORDINARY SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the year. The weighted average number of shares of Common Stock used in computing basic and diluted loss per ordinary share for the years ended December 31, 2019 and 2018, are as follows:

	Year ended December 31
	2019	2018
	Number of shares

Weighted average number of shares of Common Stock outstanding attributable to ordinary shareholders	326,630	166,148

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UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 12 – RELATED PARTIES

A.	Transactions and balances with related parties

	Year ended December 31
	2019	2018

General and administrative expenses:
Salaries and fees to officers	74,308	58,846
	74,308	58,846

Research and development expenses:
Salaries and fees to officers	41,137	31,169

B. Balances with related parties and officers:
Other current assets	176,803	40,530

NOTE 13 – SUBSEQUENT EVENTS

A.	COVID-19

The full extent to which the COVID-19 pandemic may directly or indirectly impact Company’s business, results of operations and financial condition, will depend on future developments that are uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19, as well as the economic impact on local, regional, national and international customers and markets. The Company have made estimates of the impact of COVID-19 within our financial statements, and although there is currently no major impact, there may be changes to those estimates in future periods.

B.	MERGER AGREEMENT

See note 1 above for additional detailed regarding the merger agreement signed on April 27, 2020.

C.	MERGER AGREEMENT

See note 7 above for additional detailed regarding the additional investments made during 2020.

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